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                                                                   Exhibit 23(a)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated December 3, 2001, accompanying the consolidated financial statements and schedule of Resource America, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 2001, which are incorporated by reference in this Registration Statement on Form S-8 for the Resource America, Inc. 2002 Key Employee Stock Option Plan. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
--------------------------
    Grant Thornton LLP




Cleveland, Ohio
August 20, 2002